UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2023

Direct Digital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41261	83-0662116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 402-1051

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	DRCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Silicon Valley Bank Revolving Credit Facility

On January 9, 2023, Direct Digital Holdings, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”), by and among Silicon Valley Bank (“SVB”), as lender, and Direct Digital Holdings, LLC (“DDH LLC”), the Company, Huddled Masses LLC (“HM”), Colossus Media, LLC (“Colossus”) and Orange142, LLC (“Orange”), as borrowers. The Loan Agreement provides for a revolving credit facility (the “Credit Facility”) in the original principal amount of $5 million, subject to a borrowing base determined based on eligible accounts, and up to an additional $2.5 million incremental revolving facility subject to the lender’s consent, which may increase the aggregate principal amount of the Credit Facility to $7.5 million. Loans under the Credit Facility mature on September 30, 2024 (the “Maturity Date”), unless the Credit Facility is otherwise terminated pursuant to the terms of the Loan Agreement.

Borrowings under the Credit Facility bear interest at a floating rate per annum equal to the greater of (i) 6.25% and (ii) the prime rate plus the prime rate margin; provided, that during the periods when the borrowers have maintained liquidity (as described below) of at least $7,500,000 during the immediately preceding three-month period of time (the “Streamline Period”), the outstanding principal amounts of any advances will accrue interest at a floating rate per annum equal to the greater of (a) 5.75% and (b) the prime rate plus the prime rate margin. For purposes of the Loan Agreement, the prime rate is determined by reference to the “prime rate” as published in The Wall Street Journal or any successor publication thereto, and the prime rate margin will be 1.50%; provided, that during a Streamline Period, the prime rate margin will be 1.00%.

At the Company’s option, the Company may at any time prepay the outstanding principal balance of the Credit Facility in whole or in part, without penalty or premium. Interest on the principal amount of borrowings under the Credit Facility is payable in arrears on a monthly basis on the last calendar day of each month, on the date of any prepayment of the Credit Facility and on the Maturity Date.

The Company is required to maintain compliance at all times with a liquidity covenant requiring the Company to maintain liquidity of not less than $5 million, where liquidity is defined as the sum of the borrowers’ unrestricted cash and cash equivalents plus availability under the Credit Facility. The Credit Facility is secured by all or substantially all of the borrowers’ assets.

The Loan Agreement contains customary representations and warranties and includes affirmative and negative covenants applicable to the borrowers thereto and their respective subsidiaries. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental compliance, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on indebtedness, liens, investments, mergers, dispositions, pledges of the Company’s assets of intellectual property to other parties, prepayment of other indebtedness and dividends and other distributions.

The Loan Agreement also includes customary events of default, including, among other things, non-payment defaults, covenant defaults, material inaccuracy of representations and warranties, cross-default to other material indebtedness, certain bankruptcy and insolvency events, certain undischarged judgments, material invalidity of guarantees or grant of security interest, material adverse change, and change of control, in certain cases subject to certain thresholds and grace periods. The occurrence of an event of default could result in the acceleration of the obligations under the Loan Agreement of the Company or other borrowers.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by the full text of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amendment to Lafayette Square Term Loan and Security Agreement

On January 9, 2023, DDH LLC entered into the Third Amendment (the “Amendment”) to the Term Loan and Security Agreement, dated December 3, 2021 (the “2021 Credit Facility”) with the Company, Colossus, HM, and Orange, as guarantors, and Lafayette Square Loan Servicing, LLC (“Lafayette Square”), as administrative agent, and the various lenders thereto. Under the terms of the Amendment, among other changes, Universal Standards for Digital Marketing, LLC was released from its obligations and liabilities as a guarantor under the 2021 Credit Facility.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under the caption “Silicon Valley Bank Revolving Credit Facility” in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Security Agreement, dated effective as of January 9, 2023, by and among Direct Digital Holdings, LLC, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as borrowers, and Silicon Valley Bank, as lender.

10.2	Third Amendment to Term Loan and Security Agreement, dated January 9, 2023, by and between Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.

104	The Cover Page from this Current Report on Form 8-K, Formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2023 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ Susan Echard
Susan Echard
Chief Financial Officer and Corporate Secretary